As filed with the Securities and Exchange Commission on October 8, 1997.
                                               Registration No. 333-_____




                            SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                                  ___________________

                                        FORM S-8

                                REGISTRATION STATEMENT
                                          UNDER
                               THE SECURITIES ACT OF 1933
                                    ___________________

                                BECKMAN INSTRUMENTS, INC.
                  (Exact name of registrant as specified in its charter)
                                     ___________________

                       Delaware                                95-1040600
            (State or other jurisdiction of               (I.R.S. Employer
            incorporation or organization)               Identification No.)

                  2500 Harbor Boulevard, Fullerton, California 92834-3100
                          (Address of principal executive offices)


     BECKMAN INSTRUMENTS, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                           (Full title of the plan)

                             William H. May, Esq.
           Vice President, General Counsel and Corporate Secretary
                            Beckman Instruments, Inc.
                            2500 Harbor Boulevard
                      Fullerton, California  92834-3100
                  (Name and address of agent for service)
                                ___________________

    Telephone number, including area code, of agent for service: (714) 871-4848
                              ___________________

                         CALCULATION  OF REGISTRATION  FEE


                                     Proposed     Proposed
                                     maximum      maximum
Title of                Amount       offering     aggregate     Amount of
securities              to be        price        offering      registration
to be registered        registered   per unit     price         fee

Common Stock, par value 50,000<1><2> $43.4375<3>  $2,171,875(3) $659(3)
$.10 per share          shares


[FN]
<1>            This Registration Statement covers, in addition to the
               number of shares of Common Stock stated above, other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares and rights which by reason of certain events specified in the Plan may become subject to the Plan.

<2>            Each share is accompanied by a common share purchase right pursuant to the Registrant's Rights Agreement, dated March 28, 1989, as amended, with First Chicago Trust Company of New York, as Rights Agent.

<3>            Pursuant to Rule 457(h), the maximum offering price, per
               share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on October 3, 1997, as reported on the New York Stock Exchange and published in the Western Edition of the Wall Street Journal.

               The Exhibit Index included in this Registration Statement is at page 7.


               The Prospectus which contains the information required pursuant to Section 10(a) of the Securities Act of 1933, as amended, relates to Registration
               Statements Nos. 33-31862 and 33-66988, each filed on a Form S-8 under the Securities Act.

                              PART I

                    INFORMATION REQUIRED IN THE
                      SECTION 10(a) PROSPECTUS


        The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                              PART II

                     INFORMATION REQUIRED IN THE
                       REGISTRATION STATEMENT*

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents of Beckman Instruments, Inc.
(the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

             (a) Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1996;

             (b) Quarterly Reports on Form 10-Q for the Company's quarterly periods ended March 31, 1997 and June 30, 1997;

             (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on or about April 25, 1989, together with the amendment thereto filed on July 2, 1992.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.                  DESCRIPTION OF SECURITIES

ITEM 5.                  INTERESTS OF NAMED EXPERTS AND COUNSEL

           The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by William
H. May, Vice President, General Counsel and Secretary of the Company. Mr. May is compensated by the Company and the holder of options to acquire shares of Common Stock.

ITEM 6.                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

ITEM 7.                  EXEMPTION FROM REGISTRATION CLAIMED

ITEM 8.                  EXHIBITS

                         See the attached Exhibit Index.

ITEM 9.                  UNDERTAKINGS

    The information and contents of Registration Statement
No. 33-31862 and Registration Statement No. 33-66988, each on Form S-8, which were previously filed with the Securities and Exchange Commission by the Registrant are incorporated herein by reference. Except for required opinions, consents, signature pages and any information required in this Registration Statement that is not in the above mentioned Registration Statements, the information required by Part II to be contained in this Registration Statement is omitted in accordance with General Instruction E to Form S-8.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fullerton, State of California, on October 2, 1997.


                                      BECKMAN INSTRUMENTS, INC.


                                     By:    /s/ Louis T. Rosso
                                             Louis T. Rosso
                                     Its:   Chairman of the Board and
                                            Chief Executive Officer


                                  POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Louis T. Rosso, Dennis K. Wilson, and James T. Glover, or each of them individually, his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                       DATE



/s/ Louis T. Rosso     Chairman of the Board, Chief    October 2, 1997
Louis T. Rosso         Executive Officer and Director
                       (Principal Executive Officer)

/s/ Dennis K. Wilson   Vice President, Finance, Chief  October 2, 1997
Dennis K. Wilson       Financial Officer and Director
                       (Principal Financial Officer)


/s/ James T. Glover    Vice President and Controller   October 2, 1997
James T. Glover        (Controller)


/s/ Peter B. Dervan    Director                        October 2, 1997
Peter B. Dervan, Ph.D.


/s/ Dennis C. Fill     Director                        October 2, 1997
Dennis C. Fill


/s/ Carolyne K. Davis  Director                        October 2, 1997
Carolyne K. Davis, Ph.D


/s/ Gavin S. Herbert   Director                        October 2, 1997
Gavin S. Herbert


/s/ Betty Woods        Director                        October 2, 1997
Betty Woods


/s/ Francis P. Lucier  Director                        October 2, 1997
Francis P. Lucier


/s/ Hugh K. Coble      Director                        October 2, 1997
Hugh K. Coble


/s/ Charles A. Haggerty Director                       October 2, 1997
Charles A. Haggerty


/s/ William N. Kelley   Director                       October 2, 1997
William N. Kelley, M.D.


/c/ C. Roderick O'Neil  Director                       October 2, 1997
C. Roderick O'Neil


/s/ John P. Wareham     Director                       October 2, 1997
John P. Wareham

                                     EXHIBIT INDEX


Exhibit
Number                          Description

4.1               Beckman Instruments, Inc. Stock
                  Option Plan for Non-Employee
                  Directors (Amended and Restated
                  effective as of August 7, 1997).

4.2               Form of Restricted Stock Agreement.

4.3               Form of Stock Option Grant for Non-
                  Employee Directors.

5.                Opinion of Company Counsel (opinion re
                  legality).

23.1              Consent of KPMG Peat Marwick LLP
                  (consent of independent accountants).

23.2              Consent of Company Counsel (included in Exhibit 5).

24.              Power of Attorney (included in this
                 Registration Statement under
                  "Signatures").

___________________________________________________
* Each exhibit index and exhibit of Registration Statement No. 33-31862 and Registration Statement No. 33-66988, each on Form S-8, which were previously filed with the Securities and Exchange Commission by the Registrant, are incorporated herein by reference.